As filed with the Securities and Exchange Commission on August 7, 2015
Registration No. 333-199557

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIDOTI & COMPANY, INC.
(Exact name of registrant as specified in its charter)
Delaware	6189	47-2060259
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
122 East 42nd Street
4th Floor
New York, NY 10168
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter T. Sidoti
Sidoti & Company, Inc.
122 East 42nd Street
4th Floor
New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Anna T. Pinedo, Esq. James R. Tanenbaum, Esq. Morrison & Foerster LLP 250 West 55th Street New York, NY 10019 Tel: (212) 468-8000 Fax: (212) 468-7900	Mark R. Diamond, Esq. Francis V. Vargas, III Esq. Rimon, P.C. One Embarcadero Center, Suite 400 San Francisco, CA 94111 Tel: (415) 683-5472 Fax: (800) 930-7271

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, $0.001 par value per share	$33,000,000.00	$4,067.00

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Previously estimated and paid based on a proposed maximum aggregate offering price of  $35,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The sole purpose of this amendment No. 6 to the registration statement on Form S-1 (Registration No. 333-199557) is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to Part I or Items 13, 14, 15 or 17 of Part II of the registration statement and those items have therefore been omitted. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the signature page of the registration statement and the exhibits filed herewith.

Item 16.    Exhibits and Financial Statement Schedules
(a)    Exhibits
Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement.
2.1†	Third Amended and Restated Operating Agreement of Sidoti Holding Company, LLC.
2.2†	Operating Agreement of Sidoti & Company, LLC.
2.2.1†	First Amendment to Sidoti & Company, LLC Operating Agreement.
2.3†	Sidoti Micro Cap GP, LLC Limited Liability Company Agreement.
2.4†	Sidoti Capital Management, LLC Limited Liability Company Agreement.
3.1†	Certificate of Incorporation of the Registrant.
3.2†	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon completion of this offering.
3.3†	Form of Bylaws of the Registrant, to be effective upon completion of this offering.
5.1*	Opinion of Morrison & Foerster LLP.
10.1†	Sublease Agreement dated June 5, 2014 by and between Federal Home Loan Mortgage Corporation and Sidoti & Company, LLC.
10.2†	Fully Disclosed Clearing Agreement dated May 30, 2012 between Sidoti & Company, LLC and ConvergEx Execution Solutions LLC.
10.3†	License Agreement dated March 16, 2012 between Sidoti & Company, LLC and FlexTrade Technologies, LLC.
10.4†	Form of Indemnification Agreement.
10.5†	Loan and Security Agreement dated February 28, 2013 between Sidoti & Company, LLC and TD Bank, N.A.
10.6†	Form of Registration Rights Agreement.
10.7**	Form of Contribution and Exchange Agreement.
10.8†	Form of 2015 Stock Incentive Plan.
10.9†	Form of Escrow Agreement.
10.10†	Subscription Agreement dated January 9, 2015 between the Registrant and Stifel Venture Corp.
10.11†	Registration Rights Agreement dated January 9, 2015 between the Registrant and Stifel Venture Corp.
10.12†	Master Letter of Credit Agreement dated June 12, 2014 between Sidoti & Company, LLC and TD Bank, N.A.
10.13†	Investment Management Agreement dated October 2, 2014 between the Partnership, the General Partner and the Adviser.
10.14†	Subadvisory Agreement dated October 3, 2014 between the Adviser and the Subadviser.
10.15†	General Partner Fee Waiver dated January 13, 2015.
10.16†	Adviser Fee Waiver dated May 1, 2015.
10.17**	Promissory Note by the Registrant in favor of Gary Jacobs.
16.1†	Letter from Rothstein Kass & Company, P.C. to the Securities and Exchange Commission, dated December 4, 2014.
21.1†	Subsidiary List.
23.1†	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Morrision & Foerster LLP (included in exhibit 5.1).
23.3†	Consent of Seymour G. Siegel to being named as a director nominee.
23.4†	Consent of Dr. Michael R. Cunningham to being named as a director nominee.
II-1

Exhibit Number	Description of Exhibit
23.5†	Consent of John M. Gibbons to being named as a director nominee.
23.6†	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.
24.1†	Power of Attorney (included on the signature page hereto).

†    Previously filed.
*    To be filed by amendment.
**    Filed herewith.
(b)    Financial Statement Schedules
Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
II-2

Signatures
Pursuant to the requirements of the Securities Act, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 7th day of August, 2015.
SIDOTI & COMPANY, INC.
/s/ Peter T. Sidoti
Name: Peter T. Sidoti Title: Chairman and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter T. Sidoti and Marie Conway, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Peter T. Sidoti Peter T. Sidoti	Chairman and Chief Executive Officer	August 7, 2015
/s/ Marie Conway Marie Conway	Director and President	August 7, 2015
/s/ Andrea Martens Andrea Martens	Chief Financial Officer and Principal Accounting Officer	August 7, 2015